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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2002

HORIZON GROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
77 West Wacker Drive, Suite 4200 Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)
Registrant's telephone number, including area code: (312) 917-8870
N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

        On December 24, 2002, Horizon Group Properties, Inc. (the "Company") announced that it has entered into an agreement to sell 145,349 limited partner units in Horizon Group Properties, L.P. ("HGP LP") to Pleasant Lake Apts., Ltd., an affiliate of Howard M. Amster. Mr. Amster is a current limited partner in HGP LP, the owner of approximately 29.5% of the Company's shares and a director of the Company. The purchase price is $5.16 per unit and the transaction is expected to occur on or before December 31, 2002.

        The press release announcing this agreement is attached hereto as Exhibit 99.4. The letter agreement is also attached as an exhibit.

ITEM 7.    Exhibits.

(c)
Exhibits.

Exhibit Number	Description
10.73	Letter Agreement between Pleasant Lake Apts., Ltd. and Horizon Group Properties, Inc. dated December 23, 2002, regarding the sale of partnership interests in Horizon Group Properties, L.P.
99.4	Press release issued by the Company on December 24, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.
Date: December 26, 2002	By:	/s/ DAVID R. TINKHAM
	Name:	David R. Tinkham
	Title:	Chief Financial Officer and Secretary

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  ITEM 5. Other Events.
  ITEM 7. Exhibits.
SIGNATURES